EXHIBIT 99.1

Midland States Bancorp Announces Agreement to Acquire Deposits and Loans of Two FNBC Bank & Trust Locations in Northern Illinois

EFFINGHAM, Ill., Jan. 25, 2022 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ: MSBI) (the “Company” or “Midland”) today announced the signing of a branch purchase and assumption agreement with FNBC Bank & Trust (“FNBC”) whereby Midland will acquire the deposits and certain loans and other assets associated with FNBC’s branches in Mokena and Yorkville, Illinois. Midland will also acquire the Mokena branch location. The transaction is expected to close during the second quarter of 2022, subject to regulatory approval and other customary closing conditions. Prior to or upon closing of the transaction, FNBC intends to close the Yorkville branch, which is approximately one mile from Midland’s existing Yorkville branch. Midland will continue operating the Mokena location as well as its existing Yorkville location following the completion of the transaction.

Under the terms of the purchase and assumption agreement, Midland will acquire approximately $86 million of deposits and approximately $26 million of loans. The deposits being acquired have an overall cost of less than 0.10%, with more than 35% being noninterest-bearing transaction accounts. Immediately following the closing, Midland expects the transaction to be slightly accretive to earnings.

Jeffrey G. Ludwig, President and Chief Executive Officer of Midland States Bancorp, said, “We look forward to welcoming our new customers and delivering the same level of personalized service they have come to expect from FNBC. This transaction will provide additional attractively priced core deposits, while increasing our exposure to faster growing markets in Northern Illinois. With our expansion into the Mokena market, we will also improve our positioning to capitalize on new talent and client acquisition opportunities created by bank merger activity in the greater Chicagoland area.”

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of September 30, 2021, the Company had total assets of approximately $7.09 billion, and its Wealth Management Group had assets under administration of approximately $4.06 billion. Midland provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, goals, future financial condition and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic and its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321